EXHIBIT 10.01-13

AMENDMENT NO. 13 TO THE

ARIZONA NUCLEAR POWER PROJECT

PARTICIPATION AGREEMENT

AMENDMENT NO. 13 TO THE
ARIZONA NUCLEAR POWER PROJECT
PARTICIPATION AGREEMENT

1.	Parties:

The Parties to this Amendment No. 13 to the Arizona Nuclear Power Project Participation Agreement, hereinafter referred to as “Amendment No. 13,” are: ARIZONA PUBLIC SERVICE COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as “Arizona”; SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as “Salt River Project”; SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California, hereinafter referred to as “Edison”; PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under and by virtue of the laws of the State of New Mexico, hereinafter referred to as “PNM”; EL PASO ELECTRIC COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Texas, hereinafter referred to as “El Paso”; SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, a joint powers agency organized and existing under and by virtue of the laws of the State of California, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION, hereinafter referred to as “SCPPA”; and DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a municipal corporation organized and existing under and by virtue of the laws of the State of California, hereinafter referred to as “LADWP”, hereinafter individually referred to as “Party” and collectively as “Parties”.

2.	Recitals:

2.1 Arizona, Salt River Project, Edison, PNM, El Paso, SCPPA and LADWP are parties to a certain agreement entitled Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, as amended by Amendment No. 1, dated as of January 1, 1974, Amendment No. 2, dated as of August 28, 1975, Amendment No. 3, dated as of July 22, 1976, Amendment No. 4, dated as of December 15, 1977, Amendment No. 5, dated as of December 5, 1979, Amendment No. 6, effective as of October 16, 1981, Amendment No. 7, effective as of April 1, 1982, Amendment No. 8, executed as of September 12, 1983, Amendment No. 9, executed as of June 12, 1984, Amendment No. 10, executed as of November 21, 1985, Amendment No. 11, effective January 10, 1987, and Amendment No. 12, effective August 5, 1988, herein-after, as so amended, referred to as the “Participation Agreement”.

2.2 The Participants desire to amend the Participation Agreement in respect of the permanent termination of operation and removal from service of each Generating Unit.

2.3 During discussions among the Participants leading to this Amendment No. 13, a consensus was reached that no Participant should be enabled to take advantage of Section 21.5 to limit its Termination Responsibility (as hereinafter defined) to $10,000,000 through a deliberately willful refusal or failure to pay its share of the Termination Costs (as hereinafter defined) and that Section 21.5 should be modified to preclude its application to a refusal or failure of any participant to meet its Termination Responsibility.

In discussions respecting an appropriate modification of Section 21.5, it was recognized that a modification that was limited solely to carving out from the limitation of liability a refusal or failure by a Participant to meet its monetary obligations for its share of Termination Costs might result in an attempt by a Participant to interpret Section 21.5 in a manner that would permit a Participant to limit any or all of its other monetary obligations under the Participation Agreement to $10,000,000 through a deliberately willful refusal or failure to pay any or all of such other monetary obligations. All Participants agreed that when Section 21.5 was incorporated into the Participation Agreement by Amendment No. 9, it was never intended that a deliberately willful refusal or failure by any Participant to meet any or all its monetary obligations should be subject to any limitation of liability, and the language should not be so interpreted. However, in view of the foregoing discussion of Termination Costs the Participants desire to explicitly conform Section 21.5 to clearly reflect the original intent.

3.	Agreement:

3.1 In consideration of the terms and conditions contained in this Amendment No. 13 to the Participation Agreement, the Parties agree as follows:

4.	Effective Date:

4.1 This Amendment No. 13 shall become effective thirty days after it has been (i) executed by all Participants and (ii) filed with the NRC; provided that in the event the NRC requests or orders additional. time for its review of this Amendment No. 13, then the effective date shall be deferred to the expiration of the requested or ordered additional time.

5.	Amendment Ro. 13 to the Participation Agreement:

5.1	Section 3 is amended by the addition of Section 3.17A which reads as follows:

“3.l7A Cure Period: The period defined in paragraph (C) of Section 8A.1.11 hereof.”

5.2 Section 3 is further amended by the addition of Sections 3.l8A, 3.l8B, 3.l8C and 3.l8D which read as follows:

“3.l8A Decommission or Decommissioning: The permanent removal or removing from service of any Generating/Terminated Unit (together with any radioactively contaminated common facilities associated therewith which the Engineering and Operating Committee, pursuant to Section 8A.2.7 hereof, shall have determined are not required or useful in the operation or maintenance of any Generating Unit or other Generating/Terminated Unit) in a manner that meets the requirements of the NRC for the surrender of the license issued for such Generating/Terminated Unit and the disposal of all radioactive materials (other than Nuclear Fuel) and radioactively contaminated equipment, materials or wastes associated therewith in accordance with applicable law.

“3.l8B Decommissioning Work: All work undertaken to Decommission any Generating/Terminated Unit, including work associated with the preparation and implementation of Decommissioning plans and the preparation, submittal and prosecution of all necessary applications to Decommission such unit, but excluding all work undertaken by the Operating Agent pursuant to Section 8A.5 hereof (other than work performed by the Operating Agent that is deemed to be Termination Work pursuant to Section 8A. 5.15 hereof) or by any Participant in connection with the performance of its obligations under Section 8A.7 hereof.

“3.l8C Deficiency Deposit: The funds that a nondefaulting Participant maintains in its Termination Fund(s) to make up for any deficiency of a Participant in Default (as defined in paragraph (D) of Section 8A.1.11 hereof) as required by Section 8A.7.2.3 hereof, including any net income deemed to have been earned thereon as determined in accordance with the policies, criteria and formulas established by the Termination Funding Committee pursuant to Section 8A.4.7 hereof; provided that at such time as the Termination Funding Committee shall make the findings described in clause (i)(a) of paragraph (E) of Section 8A.1.11, such funds so maintained by any nondefaulting Participant shall thereupon cease to be Deficiency Deposits.

“3.18D Deficiency Findings: The findings made by the Administrative Committee pursuant to paragraph (B) of Section 8A.1.11 hereof.”

5.3 Section 3 is further amended (i) to redesignate Section 3.28 as Section 3.29A, and (ii) to add a new Section 3.28 which reads as follows:

“3.28 Generating/Terminated Unit: Any Generating Unit which the Administrative Committee has determined to permanently remove from service, pursuant to Section 8A.l.3 hereof.”

5.4 Section 3 is further amended by the addition of Section 3.29B which reads as follows:

“3.29B Independent Trustee: With respect to any Termination Fund of a Participant, a trustee meeting the following requirements: (A) shall be selected by such Participant, (B) shall be (i) a corporation organized and existing under and by virtue of the laws of the United States or of any State, (ii) authorized under such laws to exercise corporate trust powers and (iii) subject to supervision or examination by federal or state banking or trust authorities, (C) shall not be owned by or subject to the control, except as provided in the following clauses (D) and (E), of such Participant or any other direct or indirect Participant or any parent or any other subsidiary of any parent of such Participant or any other Participant, or, if such participant is an agency, instrumentality, department or subdivision of a governmental unit, of an agency, instrumentality, department or subdivision of the same or a related governmental unit [other than as required by clause (B) (iii) above], (D) may invest all or any portion of such Termination Fund as such Participant or its designee(s) may direct, and (E) may be subject to removal at any time at the sole discretion of such Participant, provided such Participant shall have, at the time of any such removal, appointed a successor trustee who meets all of the requirements of clauses (A), (B) and (C) above.”

5.5 Section 3 is further amended by the addition of Section 3.33A which reads as follows:

“3.33A NRC: The United States Nuclear Regulatory Commission or any successor agency which has authority to regulate the construction, operation, maintenance and Decommissioning of nuclear power facilities, including each Generating Unit and each Generating/Terminated Unit in respect of all matters affecting radiological safety in accordance with the Atomic Energy Act of 1954, as heretofore or hereafter amended or any laws superseding said act, and the NRC’s predecessor agency, the U. S. Atomic Energy Commission.”

5.6 Section 3 is further amended by the addition of Section 3.36A which reads as follows:

“3.36A OA Discharge Date: The date in respect of each Generating/Terminated Unit which is the later of (i) the Unit Termination Date of such unit or (ii) the date on which all Nuclear Fuel shall have been removed from the reactor vessel of such unit and placed in storage at the Nuclear Plant Site or otherwise stored or disposed of off the Nuclear Plant Site, but in any event not earlier than the date on which the NRC shall have authorized by license amendment or otherwise the Termination Agent to assume all license responsibilities for such unit.”

5.7 Section 3 is further amended by the deletion of Section 3.42 in its entirety and the substitution in lieu thereof of a new Section 3.42 which reads as follows:

“3.42 Operating Work: Engineering, contract preparation, purchasing, repair, supervision, recruitment, training, expediting, inspection, accounting, testing, protection, operation, use, management, retirement, reconstruction, and maintenance associated with operating ANPP, including (i) any work undertaken by the Operating Agent pursuant to Section 16 or Section 8A.5 hereof and (ii) any work necessitated by an

Operating Emergency, but excluding (i) all work undertaken to make any Capital Improvements and (ii) all Termination Work.”

5.8 Section 3 is further amended by the deletion of Section 3.46 in its entirety and the substitution in lieu thereof of a new Section 3.46 which reads as follows:

“3.46 Project Agreements: This Participation Agreement, any Construction Agreement, any Nuclear Fuel Agreement, but excluding any Nuclear Fuel Agreements for the supply of Uranium Concentrates to which all Participants are not parties, any agreements between the Participants or any of them and any third party for land, land rights or water rights for ANPP, any agreement specified as a Project Agreement in Section 8A.8.1, as such agreements are originally executed or as they may thereafter be supplemented or amended and any other agreements as the Participants agree to designate as Project Agreements. Project Agreements shall not include any deed of trust, mortgage, indenture, security agreement, any agreement or instrument relating to a sale and leaseback transaction or any trust or other agreement that any Participant may enter into in connection with the Termination Fund(s) such Participant is required to establish and maintain pursuant to Section 8A.7.2 hereof, unless the Participants shall otherwise agree.”

5.9 Section 3 is further amended by the deletion of Section 3.48 in its entirety and the substitution in lieu thereof of a new Section 3.48 which reads as follows:

“3.48 Project Insurance: Construction Insurance, Operating Insurance and Termination Insurance.”

5.10 Section 3 is further amended by the addition of Section 3.51A which reads as follows:

“3.51A Recommended Termination Plan: The plan for each Generating/Terminated Unit which is developed, submitted and recommended to the Administrative Committee by the Termination Agent pursuant to Section 8A.6.2 hereof.”

5.11 Section 3 is further amended to add new Sections 3.53B and 3.53C which read as follows:

“3.53B Surviving Obligations: Those obligations set forth in Section 35.7.2 hereof.

“3.53C Surviving Rights: Those rights set forth in Section 35.7.1 hereof.”

5.12 Section 3 is further amended by the deletion of Sections 3.54A, 3.54B and 3.54C in their entirety and the substitution in lieu thereof of new Sections 3.54A through 3.54L which read as follows:

“3.54A Termination Agent: The corporation or other entity designated by the Administrative Committee pursuant to Section 8A.1.4 hereof which ‘is responsible for the performance of Termination Work for each Generating/Terminated Unit.

“3.54B Termination Costs: The costs and obligations incurred for any Generating/Terminated Unit in the performance of Termination Work for such unit, but excluding expenses incurred by the Operating Agent for work performed pursuant to section 8A.5 hereof (except as otherwise provided in Section 8A.5.l5 hereof) and expenses incurred by any Participant in establishing, administering, managing and investing its Termination Funds and otherwise complying with Sections 8A.7.2.2 and 8A.7.2.4 through 8A.7.2.7 hereof.

“3.54C Termination Fund(s): The fund or funds which each Participant is obligated to establish and maintain for one or more Generating Units or Generating/Terminated Units in accordance with and for only those purposes permitted by Section 8A.7.2 hereof, irrespective of (i) the tax treatment of contributions to or deposits in such funds or of income derived from the investment of such funds or (ii) the treatment accorded to such contributions, deposits and income in the establishment of the rates for electric service furnished by such Participant.

“3.54D Termination Funding Committee: The committee established pursuant to Section 6.1.4 hereof.

“3.54E Termination Insurance: Insurance procured and maintained pursuant to Section 8A.8.4 hereof.

“3.54F Termination Plan: The plan, including any changes thereto, for each Generating/Terminated Unit which has been approved by the Administrative Committee pursuant to Section 8A.1.9 hereof.

“3.54G Termination Power and Energy: The amount of Power and Energy required for the purposes of performing Termination Work in respect of any Generating/Terminated Unit.

“3.54H Termination Responsibility: The obligation of each Participant to fully perform and satisfy all of the duties, responsibilities and obligations imposed upon it pursuant to Section 8A.7 hereof.”

“3.54I Termination Work: All work, including Decommissioning Work, performed (i) by the Operating Agent that is deemed to be Termination Work pursuant to Section 8A.5.15 hereof and (ii) by or under the direction of the Termination

Agent for any Generating/Terminated Unit in the development of the Recommended Termination Plan for such unit and -in the implementation of the Termination Plan for such unit in connection with the permanent removal from service of such unit and the common facilities associated therewith which the Engineering and Operating Committee, pursuant to Section 8A.2.7 hereof, shall have determined are not required or useful in the operation or maintenance of any Generating Unit or other Generating/Terminated Unit.

“3.54J Testing and Start-Up Power and Energy: The amount of Power and Energy required for the purposes of testing of any component or system of any Generating Unit before, during, or after its Start-Up Period.

“3.54K Transmission Agreements: Transmission Agreements which may be entered into between and among the Parties and third parties for the explicit purpose of defining transmission arrangements and charges for the delivery of each Participant’s Generation Entitlement Share of Testing and Start-Up Power and Energy, and/or Termination Power and Energy.

“3.54L Unit Rating: The effective Available Generating Capability as determined from time to time by the Engineering and Operating Committee, pursuant to Section 6.3.2.17 hereof, to reflect seasonal changes in Generating Unit operation.”

5.13 Section 3 is further amended (i) to redesignate Section 3.55A as Section 3.55C, and (ii) to add new Sections 3.55A and 3.55B which read as follows:

“3.55A Unit Termination Date: The date established pursuant to Section 8A.l.3 hereof on which the permanent termination of operation and the removal from service of a Generating/Terminated Unit shall become effective.

“3.55B Unrecovered Advanced Termination Costs: Any Termination Costs which a Participant in Default (as defined in paragraph (D) of Section 8A.1.11 hereof) is obligated to pay but which are paid by a nondefaulting Participant pursuant to Section 23.5.1 hereof and have not been recovered by such nondefaulting Participant from the Termination Fund(s) of such Participant in Default or other consideration received from the Participant in Default.”

5.14 Section 3 is further amended by the changing of the parenthetical phrase “(including the Operating Agent)” as it appears in Sections 3.56.1, 3.56.2 and 3.56.3 to read as follows:

“(including the Operating Agent and the Termination Agent if such agent is a Participant)”

5.15 Section 3 is further amended by the addition to Section 3.57 of a new Section 3.57.3 which reads as follows:

“3.57.3 The performance or nonperformance of Termination Work.”

5.16 Section 5 is amended by the deletion of Sections 5.2 and 5.8 in their entirety and the substitution in lieu thereof of new Sections 5.2 and 5.8, respectively, which read as follows:

“5.2 At all times after the Date of Firm Operation of each Generating Unit and prior to its Unit Termination Date, other than those periods referred to in Section 5.1 hereof, each Participant shall be entitled to schedule for its account Power from such Generating Unit equal to the product of its Generation Entitlement Share and the Available Generating Capability of such Generating Unit; and each Participant shall be obligated to provide its own reserve requirements, including spinning reserves, for its Generation Entitlement Share of the Available Generating Capability of all Generating Units.

“5.8 Each Participant shall provide and schedule its share, equal to its Generation Entitlement Share, of the Testing and Start-Up Power and Energy and/or Termination Power and Energy which the Project Manager, Operating Agent or any Termination Agent, in accordance with policies, criteria and procedures approved by the Engineering and Operating Committee pursuant to Section 6.3.2.5, 6.3.2.7 or 8A.2.5.5 hereof, shall have determined is required and scheduled for delivery to any Generating Unit or Generating/Terminated Unit. Each Participant may at its option provide its share of such required and scheduled Testing and Start-Up Power and Energy and/or Termination Power and Energy by either (i) the delivery thereof to the 500 KV bus at the ANPP High Voltage Switchyard in accordance with any applicable Transmission

Agreements or other agreements for the delivery or supply of Testing and Start-up Power and Energy and/or Termination Power and Energy, or (ii) from its Generation Entitlement Share of the Power and Energy available from any Generating Unit or Generating/Terminated Unit unless the Operating Agent shall have determined in accordance with· policies, criteria and procedures approved by the Engineering and Operating Committee pursuant to Section 6.3.2.5, 6.3.2.7 or 8A.2.5.5 hereof that such Power and Energy cannot or should not be supplied by any Generating Unit or Generating/Terminated Unit. The costs of Testing and Start-Up Power and Energy and/or Termination Power and Energy as may be provided by any Participant in accordance with clause (i) above shall be borne by such Participant consistent with any applicable Transmission Agreements or other agreements for the delivery or supply of Testing and Start-Up Power and Energy and/or Termination Power and Energy and shall be accounted for by such Participant in such manner as it deems appropriate.”

5.17 Section 6.1 is amended by the deletion of the introductory paragraph thereof in its entirety and the substitution of a new introductory paragraph thereof which reads as follows:

“6.1 As a means of securing effective cooperation and interchange of information and of providing consultation on a prompt and orderly basis among the Participants in connection with various administrative and technical matters which may arise from time to time in connection with the terms and conditions of the Project Agreements, the Participants establish the committees described in this Section 6.1. The chairman of each of such committees shall be a representative of the Project Manager up to the Date of Firm Operation of the first Generating Unit and thereafter until the OA Discharge Date for the last Generating Unit to be permanently removed from service shall be a representative of the Operating Agent. After such OA Discharge Date, the chairman of each of said committees shall be determined in the manner provided by Section 8A.8.2 hereof. The chairman shall be responsible for calling meetings and establishing agendas. The following committees are hereby established and shall have the functions and responsibilities described herein and in the Project Agreements:”

5.18 Section 6.1 is further amended by the addition of a new Section 6.1.4 which reads as follows:

“6.1.4 A Termination Funding Committee consisting of one representative appointed by each Participant.”

5.19 Section 6.2 is amended by the deletion of Section 6.2.2 in its entirety and the substitution in lieu thereof of a new Section 6.2.2 which reads as follows:

“6.2.2 Exercise general supervision over the Engineering and Operating Committee, the Auditing Committee, the Termination Funding Committee and any other standing or ad hoc committees established pursuant to Section 6.13 hereof.”

5.20 Section 6.2 is further amended by the deletion of Section 6.2.12 in its entirety and the substitution in lieu thereof of a new Section 6.2.12 and by the addition of a new Section 6.2.13 which read as follows:

“6.2.12 Review, modify if necessary and approve criteria and guidelines which are to be utilized by the Project Manager, the Operating Agent or any Termination Agent, as the case may be, concerning (i) the sale, transfer or conveyance of equipment or materials acquired for use in the performance of Construction Work, Operating Work, the construction, operation or maintenance of Capital Improvements or Termination Work, which are no longer required for such purposes, and (ii) the disposal of retired Units of Property pursuant to Section 18.8. Such criteria and guidelines are to be developed by the Project Manager, Operating Agent or Termination Agent and shall be reviewed and modified as necessary by the Engineering and Operating Committee prior to being forwarded to the Administrative Committee. Such criteria and guidelines shall also include any specific requirements which may be deemed necessary with respect to the sale, transfer or conveyance, by a non-competitive bid process, of such equipment or materials or retired Units of Property to any Participant or subsidiary thereof, the Project Manager, Operating Agent or Termination Agent.

“6.2.13 Perform the functions delegated to the Administrative Committee by Section 8A.1 hereof.”

5.21 Section 6.3 is amended by the addition thereto of a new Section 6.3.7 which reads as follows:

“6.3.7 Perform the functions delegated to the Engineering and Operating Committee by Section 8A.2 hereof.”

5.22 Section 6.4 is amended by the addition thereto of a new Section 6.4.5 which reads as follows:

“6.4.5 Perform the functions delegated to the Auditing Committee by Section 8A.3 hereof.”

5.23 Section 6 is further amended by the addition of a new Section 6.4A which reads as follows:

“6.4A The Termination Funding Committee shall perform the functions delegated to the Termination Funding Committee by Section 8A.4 hereof.”

5.24 Section 6 is further amended by the deletion of Section 6.6 in its entirety and the substitution in lieu thereof of a new Section 6.6 which reads as follows:

“6.6 Any action or determination of a committee must be unanimous except as otherwise provided in Sections 8A.l.ll, 8A.4.5, 8A.8.2 and 23.5 or Appendix K hereof.”

5.25 Section 6· is further amended by the deletion of Section 6.7 in its entirety and the substitution in lieu thereof of a new Section 6.7 which reads as follows:

“6.7 The Administrative Committee, the Engineering and Operating Committee, the Auditing Committee and the Termination Funding Committee shall each keep written minutes, and records of all meetings and all actions, agreements or determinations made by any such committee shall be reduced to writing and shall be signed by a representative of each Participant on such committee or an authorized alternate.”

5.26 Section 6 is further amended by the deletion of Section 6.9 in its entirety and the substitution in lieu thereof of a new Section 6.9 which reads as follows:

“6.9 If the Engineering and Operating Committee, the Auditing Committee or the Termination Funding Committee fails to agree while performing the functions and duties delegated to it in this Participation Agreement or in the Project Agreements, then such disagreement shall be referred to the Administrative Committee for determination.”

5.27 Section 8.3 is amended by the deletion of Section 8.3.17 in its entirety and the substitution in lieu thereof of a new Section 8.3.17 which reads as follows:

“8.3.17 Provide the Administrative, Engineering and Operating, Auditing and Termination Funding Committees with all written statistical and administrative reports, accounting records, written budgets, information and other records relating to Operating Work, Capital Improvements, Termination Work and Termination Costs and the funding thereof’ necessary or useful in the performance of their respective responsibilities under this Participation Agreement.”

5.28 Section 8.3 is further amended by the deletion of Section 8.3.25 in its entirety and the substitution in lieu thereof of a new Section 8.3.25 which reads as follows:

“8.3.25 Carry out and follow the practices and procedures and directions which have been approved and issued by the Administrative Committee, the Engineering and Operating Committee, the Auditing Committee or the Termination Funding Committee pursuant to the Project Agreements, except as otherwise provided in Section 8.3.26 hereof.”

5.29 Section 8. 3 is further amended by the addition thereto of a new Section 8.3.29, which reads as follows:

“8.3.29 Perform the functions delegated to the Operating Agent by Section 8A.5 hereof.”

5.30 The Participation Agreement is amended by the addition after Section 8 of a new Section 8A which reads as follows:

“8A. Termination of Generating Units

“8A.1 Responsibilities of the Administrative Committee

“8A.l.1 In addition to those functions delegated to the Administrative Committee by Section 6.2 hereof and other provisions of this Participation Agreement,

the Administrative Committee shall have the functions hereinafter set forth in this Section 8A.l in connection with the permanent termination of operation and the removal from service of each Generating unit and the performance and completion of Termination Work for each Generating/Terminated Unit.

“8A.l.2 The Administrative Committee shall provide liaison between the Participants and the Termination Agent for each Generating/Terminated Unit in connection with the planning, performance and completion of Termination Work for such unit and the financial and accounting aspects thereof.

“8A.l.3 The Administrative Committee shall make the determination to permanently terminate the operation of each Generating Unit and remove such unit from service and establish the Unit Termination Date therefor.

“8A.l.4 At any time prior to making its determination to permanently terminate operation of each Generating Unit or promptly thereafter, but in no event later than the Unit Termination Date for such unit, the Administrative Committee shall designate a Termination Agent to· perform or direct the

Termination work for such unit that is not performed by the Operating Agent. The Termination Agent for any Generating/Terminated unit may be either a Participant, the Operating Agent, an entity organized and owned in whole or in part by one or more Participants directly or indirectly through an affiliated company, or an entity that is not owned by any Participant directly or indirectly through an affiliated company.

“8A.1.5 The Administrative Committee shall, concurrently with the designation of the Termination Agent for any Generating/Terminated Unit, enter into or authorize the chairman of the Administrative Committee to enter into a written contract with such Termination Agent containing such terms and conditions for the performance of Termination Work as the Administrative Committee shall have approved and specifying the obligations set forth in Sections 8A.6.2 and 8A.6.3 hereof.

“8A.1.6 The Administrative Committee may remove and discharge any Termination Agent for any Generating/Terminated Unit with or without cause and at any time as the Administrative Committee may determine is in the best interests of the Participants on such terms as the Administrative Committee shall determine to be appropriate.

“8A.1.7 In the event of the removal, discharge or resignation of the Termination Agent for any Generating/Terminated Unit prior to the completion of the Termination Work for such unit, the Administrative Committee shall designate a successor Termination Agent and enter into or authorize the chairman of the Administrative Committee to enter into a written contract with such successor Termination Agent containing such terms and conditions for the performance of Termination Work as the Administrative Committee shall have approved and specifying the obligations set forth in Section 8A.6.3 hereof.

“8A.1.8 The Administrative Committee shall delegate to the Termination Agent for each Generating/ Terminated Unit such authorities, duties and responsibilities as the Administrative Committee may determine to be appropriate and are consistent with this Participation Agreement and other Project Agreements. The delegation of such authorities, duties and responsibilities shall be in writing and incorporated in either (i) the contract with such Termination Agent which the Administrative Committee shall have approved pursuant to Section 8A.l.5 or 8A.1.7 hereof or (ii) the Termination Plan for such unit approved by the committee pursuant to Section 8A.l.9 hereof.

“8A.1.9 The Administrative Committee shall review and approve, modify or otherwise act upon the Recommended Termination Plan for each Generating/Terminated Unit submitted to it by the Termination Agent for such unit pursuant to Section 8A.6.2 hereof after giving due consideration to any recommendations or comments respecting such Recommended Termination Plan as may be submitted to it by such Termination Agent, the Operating Agent, the Engineering and Operating Committee, the Termination Funding Committee or the Auditing Committee. No changes shall be made to any Termination Plan so approved without the approval of the Administrative Committee.

“8A.1.10 The Administrative Committee shall, after considering any recommendations or comments as may be submitted to it by the Engineering and Operating Committee pursuant to Section 8A. 2.6 hereof and the Termination Funding Committee pursuant to Section 8A.4.6 hereof, approve or otherwise act upon (i) the selection of the independent consultant which the

Operating Agent proposes to engage to make an estimate of Termination Costs pursuant to Section 8A.5.8 hereof and (ii) any addition to, deletion from, or other change in any assumption specified in said section on which any such estimate shall be made.

“8A.1.11 In the event that all of the following shall occur:

(A) the Termination Funding Committee shall report to the Administrative Committee pursuant to Section 8A.4.5 hereof that (i) the deposits made or accumulations in the Termination Fund(s) of any Participant are not in compliance with the criteria and standards established by the Termination Funding Committee and (ii) as a result there is not reasonable assurance that the accumulations in such fund(s) will be sufficient to meet such participant’s obligations under Section 8A.7.2.3 hereof;

(B) all members of the Administrative Committee other than the member representing any such Participant unanimously find (i) that such participant is deficient in meeting its obligations under Section 8A.7.2.3 and (ii) that the measures which such Participant has committed to the other Participants to undertake are not sufficient to cure the deficiencies in a timely manner (hereinafter the “Deficiency Findings”); and

(C) such Participant has not cured the deficiencies within the Cure Period (i.e., the period commencing on the date on which the Deficiency Findings are made and ending on the later of (i) the date occurring six months after the date on which the Deficiency Findings are made or (ii) such other date as all members of the Administrative Committee other than the member representing such Participant shall unanimously designate) by making deposits in its Termination Fund(s) or by making commitments to do so in a timely manner acceptable to and approved by all members of the Administrative Committee other than the member representing such Participant;

then immediately upon the expiration of the Cure Period and without further action by the

Administrative Committee or any Participant and irrespective of the pendency of any arbitration proceeding initiated to contest the Deficiency Findings:

(D) the Participant found to be deficient in meeting its obligations under Section 8A.7.2.3 (hereinafter the “Participant in Default”) shall thereupon be deemed to be in default of its obligations under this Participation Agreement;

(E) the rights of the Participant in Default to be represented on and participate in the actions of all committees and to receive all or any part of its Generation Entitlement Share of the Net Energy Generation and Available Generating Capability of all Generating Units shall thereupon be suspended until such time as (i) (a) the Termination Funding Committee shall find that the deposits and accumulations in the Termination Fund(s) of the Participant in Default have been brought into compliance with the criteria and standards established pursuant to Section 8A. 4.4 hereof and there is reasonable assurance that the accumulations in such Termination Fund(s) will be sufficient to meet the obligations of the Participant in Default under Section 8A. 7.2.3 hereof and (b) the Participant in Default shall have reimbursed each nondefaulting Participant for all Unrecovered Advanced Termination Costs, for all incidental costs [including, for example and without limitation, trust administration expenses, legal expenses, and costs of borrowing funds (but excluding interest and other financial charges in lieu of interest)] incurred by such nondefaulting Participant in connection with any Deficiency Deposits and Unrecovered Advanced Termination Costs and for interest accrued thereon as determined in accordance with paragraph (H) of this Section 8A.1.11, or (ii) a decision is rendered in any arbitration initiated by the Participant in Default determining that either of the Deficiency Findings was in error;

(F) Sections 23.5.1, 23.5.2, 23.5.3 (except as otherwise provided in paragraph (E) of this Section 8A.1.11) and 23.5.4 hereof shall thereupon become applicable to all Participants;

(G) if the Termination Fund(s) that is deficient is for a Generating Unit or Generating/Terminated Unit which has been removed from service on or before the end of the Cure Period, or which the Administrative Committee has determined to remove from service within two years after the end of the Cure Period, the Participant in Default shall thereupon be obligated to deposit in such Termination Fund(s) amount(s) which are equal to (a) its share of the most recent estimate of the Termination Costs for such unit obtained pursuant to Section 8A.5.8 hereof (adjusted for potential inflation of such costs, using the greater of the escalation factors established by NRC in 10 CFR 50.75(c) (2) or such other escalation factors as the Termination Funding Committee may establish, over the period expiring five years after the expiration date of the operating license for such unit) LESS (b) the sum of (i) the accumulation(s) in such fund(s) on the date the Cure Period ends and (ii) the estimated income that may be earned on the investment of all accumulations in such fund(s) over such period expiring five years after the expiration date of the operating license for such unit, using the estimated income factors established by the Termination Funding Committee; and

(H) in addition, the Participant in Default shall thereupon become liable and obligated to pay each nondefaulting Participant for all Unrecovered Advanced Termination Costs and all incidental costs such nondefaulting Participant incurs in connection with Deficiency Deposits and Unrecovered Advanced Termination Costs for the Participant in Default, including without limitation interest in the amount determined as hereinafter provided. The amount of interest for which a Participant in Default shall be liable for and pay to each nondefaulting Participant shall be equal to the aggregate amount of interest that would be obtained by multiplying (a) the daily rate of interest equivalent to the annual rate determined in accordance with Section 23.3 hereof by (b) the amount equal to the sum of (i) the aggregate amount of Deficiency Deposits, (ii) all Unrecovered Advanced Termination Costs, and (iii) the aggregate amount of all nonreimbursed incidental costs, if any, incurred by such nondefaulting Participant in connection with Deficiency Deposits and Unrecovered Advanced Termination Costs, outstanding each day. Unrecovered Advanced Termination Costs and incidental costs incurred by a nondefaulting Participant in connection with Deficiency Deposits or Unrecovered Advanced Termination Costs shall be deemed to be nonreimbursed until such time as a Participant in Default has fully paid each nondefaulting Participant (i) its Unrecovered Advanced Termination Costs and such incidental costs and (ii) the interest due thereon.

“8A.1.12 The obligations imposed on a Participant in Default to make deposits pursuant to paragraph (G) of Section 8A.1.11 hereof shall not apply to any lessor in a sale and leaseback transaction of such Participant in Default permitted under clause (b) of Section 15.1.1 hereof (or any mortgagee, trustee or secured party under present and future deeds of trust, mortgages, indentures or security agreements of such lessor and any successor or assignee thereof, and any receiver, referee or trustee in bankruptcy or reorganization of such lessor and any successor by action of law or otherwise, and any purchaser, transferee or assignee of any thereof), which exercises its rights and assumes the obligations under Section 15.2.2 hereof, nor shall fulfillment of the Participant in Default’s obligation to make such deposits be required as a condition for the restoration of the right to receive the Net Energy Generation and Available Generating Capability for the portion of the Generation Entitlement Share of such Participant in Default acquired by such lessor in such sale and leaseback transaction. Nothing contained in this Section 8A.1.12 shall change or modify any of the rights or obligations of a lessor under Section 15.2.2.

“8A.1.13 In respect of any default or breach by any Participant of any of its obligations under

Section 8A or any suspension of the rights of such Participant as a result of such default or breach, to the extent that any provisions of Section 8A.1.11 hereof are inconsistent with any provision of Section 23 hereof, the provisions of Section 8A.1.11 shall prevail and apply.

“8A.2	Responsibilities of the Engineering and Operating Committee

“8A.2.1 In addition to those functions delegated to the Engineering and Operating Committee by Section 6.3 hereof and other provisions of this Participation Agreement, the Engineering and Operating Committee shall have the functions hereinafter set forth in this Section 8A.2 in connection with the permanent removal from service of each Generating Unit and the performance and completion of Termination Work for each Generating/Terminated Unit.

“8A.2.2 The Engineering and Operating Committee shall provide liaison between the Participants and the Termination Agent for each Generating/ Terminated Unit in connection with the technical aspects of the planning, performance and completion of the Termination Work for such unit.

“8A.2.3 The Engineering and Operating Committee shall work with, provide recommendations to and otherwise assist the Termination Agent for any Generating/Terminated Unit in the development of (i) the Recommended Termination Plan for such unit to be prepared by such Termination Agent pursuant to Section 8A.6.2 hereof and (ii) any changes which may be proposed to be made to the Termination Plan for such unit.

“8A.2.4 The Engineering and Operating Committee shall provide to the Administrative Committee recommendations of the Engineering and Operating Committee and any comments of any member thereof with respect to (i) the Recommended Termination Plan for each Generating/Terminated Unit submitted to the Administrative Committee by the Termination Agent for such unit and (ii) any changes which may be proposed to be made to the Termination Plan for such unit.

“8A.2.5 The Engineering and Operating Committee shall review and approve, modify or otherwise act upon the recommendations of the Termination Agent for any Generating/Terminated Unit with respect to the following items related to the performance of the Termination Work for such unit:

“8A.2.5.l The annual budget for such Termination Work and any revisions thereof.

“8A.2.5.2 Forecasts of all expenditures projected to be required for the completion of all such Termination Work and any revisions of such forecasts.

“8A.2.5.3 Policies, procedures and practices applicable to the performance of’ such Termination Work. Such policies, procedures and practices shall be consistent with the Termination Plan for such Generating/Terminated Unit.

“8A.2.5.4 Reporting and recordkeeping of such Termination Work not provided for in the Termination Plan for such Generating/Terminated Unit.

“8A.2.5.5 The policies, criteria and procedures for (A) determining the amounts and scheduling delivery of Termination Power and Energy to be (i) procured by the Termination Agent from any source, including any Participant on such terms and conditions as are approved by the committee, or (ii) provided by each Participant and (B) scheduling deliveries of Termination Power and Energy from the Participants as set forth in Section 5.8 hereof.

“8A.2.6 The Engineering and Operating Committee shall provide to the Administrative Committee recommendations and any comments of any members of the Engineering and Operating Committee with respect to the selection of the independent consultant which the Operating Agent proposes to engage to make an estimate of Termination Costs pursuant to Section 8A. 5.8 hereof and any proposed addition to, deletion from, or other change in any assumption specified in said section on which any such estimate shall be made.

“8A.2.7 The Engineering and Operating Committee, after considering recommendations that the Operating Agent shall submit to the committee, shall determine and identify the common facilities associated with any Generating/Terminated Unit which are not required or useful for the operation or maintenance of any Generating Unit or other Generating/Terminated Unit.

“8A.2.8 The Engineering and Operating Committee shall perform such other functions and duties in connection with the Termination Work for any Generating/Terminated Unit as may be delegated to the committee by the Termination Plan for such unit or by the Administrative Committee.

“8A.3	Responsibilities of the Auditing Committee

“8A.3.1 In addition to those functions delegated to the Auditing Committee by Section 6.4 hereof and other provisions of the Participation Agreement, the Auditing Committee shall have the functions hereinafter set forth in this Section 8A.3 in connection with the permanent removal from service of each Generating Unit and the performance and completion of Termination Work for each Generating/Terminated Unit.

“8A.3.2 The Auditing Committee shall work with, provide recommendations to and otherwise assist the Termination Agent for each Generating/Terminated Unit in the development of (i) the accounting and auditing elements of the Recommended Termination Plan for such unit to be prepared by such Termination Agent pursuant to Section 8A.6.2 hereof and (ii) any changes which may be proposed to be made to any such elements of the Termination Plan for such unit.

“8A.3.3 The Auditing Committee shall provide to the Administrative Committee recommendations of the Auditing Committee and any comments of any member thereof with respect to (i) the Recommended Termination Plan for such Generating/Terminated Unit submitted to the Administrative Committee for approval by the Termination Agent for such unit and (ii) any changes which may be proposed to be made to the Termination Plan for such unit.

“8A.3.4 The Auditing Committee shall develop procedures for (i) the accounting and auditing of the Termination Costs for each Generating/Terminated Unit, (ii) the advancement by the Participants of funds required to pay such Termination Costs, (iii) the establishment of accounts for holding such funds as are advanced by the Participants, (iv) controls for the expenditures of such funds from such accounts and for any short-term investments of any funds in such accounts, (v) the preparation of budgets and forecasts of expenditures and requests for funds to be made by the Termination Agent for such unit, and (vi) the determination of any overhead formulas and rates incurred by such Termination Agent, which may be included in the written contract between the Administrative Committee and such Termination Agent pursuant to Section 8A.1.5 or 8A.1.7, all in accordance with good accounting practice and as are consistent with the Termination Plan for such unit.

“8A.3.5 The Auditing Committee shall audit or cause to be audited the books and records of the Termination Agent for each Generating/Terminated Unit and any contractor of such Termination

Agent which may be relevant to the Termination Work for such unit.

“8A.3.6 The Auditing Committee shall perform such other functions and duties in connection with the Termination Work for any Generating/Terminated Unit as may be delegated to the committee by the Termination Plan for such unit or by the Administrative Committee.

“8A.4     Responsibilities of the Termination Funding Committee

“8A.4.1 The Termination Funding Committee shall have the functions hereinafter set forth in this Section 8A.4 in connection with the permanent removal from service of each Generating Unit, the performance and completion of Termination Work for each Generating/Terminated Unit and the funding which the Participants are required to provide for payment of the Termination Costs for each Generating/Terminated Unit pursuant to Section 8A.7.2.3 hereof.

“8A.4.2 The Termination Funding Committee shall work with, provide recommendations to and otherwise assist the Termination Agent for each Generating/Terminated Unit in the development of (i) the financial and funding elements of the Recommended Termination Plan for such unit to be prepared by such Termination Agent pursuant to Section 8A.6.2 hereof and (ii) any changes which may be proposed to be made to any such elements of the Termination Plan for such unit.

“8A.4.3 The Termination Funding Committee shall provide to the Administrative Committee recommendations of the Termination Funding Committee and any comments of any member thereof with respect to (i) the Recommended Termination Plan for such Generating/Terminated Unit submitted to the Administrative Committee for approval by the Termination Agent for such unit and (ii) any changes which may be proposed to be made to the Termination Plan for such unit.

“8A.4.4 Within six months after the date on which Amendment No. 13 shall become effective or such other date established by the Administrative Committee, the Termination Funding Committee shall establish criteria and standards, consistent with applicable law, including the rules and regulations of the NRC [including without limitation such discount factors, allowances for inflation, bases for estimating future net earnings on accumulations in the Termination Fund(s) of the Participants and other elements as may be appropriate to provide reasonable assurance that each Participant will accumulate in its Termination Fund(s) over the remaining license term (as specified in the original license issued for each Generating Unit authorizing fuel load and low power operation of such unit) sufficient funds to pay such Participant’s share of the most current estimate of the Termination Costs of such unit] that will be used by the committee to determine whether or not the periodic deposits made by each Participant in its Termination Fund(s) have been adequate and the accumulations in its Termination Funds will be adequate to meet the requirements of Section 8A.7.2.3 hereof and to comply with applicable laws. At least once every three years the Termination Funding Committee shall review such criteria and standards and make such adjustments thereto as are warranted by the circumstances then existing or as may be required by applicable law. Additionally, the Termination Funding Committee shall establish the format, content and time for submission of the funding status reports and certificates that Participants are required to submit pursuant to Section 8A.7.2.4 hereof.

“8A.4.5 The Termination Funding Committee shall review the reports submitted by each Participant pursuant to Section 8A.7.2.4 hereof and report to the Administrative Committee whether or not (i) the deposits made by each Participant in its Termination Fund(s) and the accumulations therein are in compliance with the criteria and standards established pursuant to Section 8A.4.4 hereof, and (ii) there is reasonable assurance that the accumulations in such Participant’s Termination Funds will be sufficient to meet obligations under Section 8A.7.2.3 hereof. In the event all members of the Termination Funding Committee other than the member representing any Participant whose report made pursuant to Section 8A.7.2.4 is under consideration conclude (i) that such deposits and accumulations in the Termination Fund(s) of such Participant are not in compliance with the committee’s criteria and standards and (ii) that as a result there is not reasonable assurance that the accumulations in such Termination Fund(s) will be sufficient to meet such Participant’s obligations under Section 8A.7.2.3 hereof, then the Termination Funding Committee shall report such conclusions to the Administrative Committee and provide the Administrative Committee with recommendations unanimously adopted by all members of the Termination Funding Committee other than the member representing such Participant as to any corrective measures such Participant should be required to make in a timely manner to cure such noncompliance or to establish such reasonable assurance.

“8A.4.6 The Termination Funding Committee shall provide to the Administrative Committee recommendations and any comments of any members of the Termination Funding Committee with respect to any proposed addition to, deletion from, or other change in the assumptions specified in Section 8A.5.8 hereof on which any estimate of Termination Costs shall be made.

“8A.4.7 Within six months after the date on which Amendment No. 13 shall become effective or such other date established by the Administrative Committee the Termination Funding Committee shall establish and from time to time thereafter review and modify as may be appropriate the policies, criteria and formulas to be used to determine the aggregate amount of net income that shall be deemed to have been earned as part of Deficiency Deposits.

“8A.4.8 The Termination Funding Committee shall perform such other functions and duties in connection with the Termination Work for any Generating/Terminated Unit as may be delegated to the committee by the Termination Plan for such unit or by the Administrative Committee.”

“8A.5    Responsibilities of the Operating Agent

“8A.5.1 In addition to those functions delegated to the Operating Agent by Section 8 hereof and other provisions of this Participation Agreement, the Operating Agent shall have the functions hereinafter set forth in this Section 8A.5 in connection with the permanent termination of operation and removal from service of each Generating Unit and the performance and completion of Termination Work for each Generating/Terminated Unit.

“8A.5.2 The Operating Agent shall maintain all records and documents required by the NRC, any other regulatory authority or other applicable law or by the Engineering and Operating Committee or which the Operating Agent shall determine in its discretion may facilitate the performance of Termination Work for each Generating/Terminated Unit.

“8A.5.3 The Operating Agent shall make available to the Termination Agent for each Generating/Terminated Unit all of the records and documents in its possession respecting the design, engineering, construction and operation of such unit and the common facilities associated with the operation of such unit and records of any event or incident as may have occurred during the operation of such unit or facilities, and otherwise cooperate with such Termination Agent in the performance of the Termination Work for such unit, including without limitation cooperation by making available employees who, as determined by the Operating Agent in its sole discretion, are not key employees for the operation or maintenance of any Generating Unit or Generating/Terminated Unit, for temporary loan or temporary or permanent employment by the Termination Agent as the Termination Agent may request.

“8A.5.4 The Operating Agent shall retain the responsibility under this Participation Agreement for the operation, maintenance and status of each Generating/Terminated Unit and for all work performed on such unit until the OA Discharge Date for such unit.

“8A.5.5 On the OA Discharge Date for each Generating/Terminated Unit, the Operating Agent shall turn over to the Termination Agent for such unit (i) the responsibility, as set forth in this Section 8A, for the status of and the performance of Termination Work on such unit and any associated common facilities which the Engineering and Operating Committee shall have determined pursuant to Section 8A.2.7 hereof are not required or useful for the operation or maintenance of any Generating Unit or other Generating/Terminated Unit and (ii) all records and documents pertaining to such unit and such associated common facilities which are not required by the Operating Agent in the performance of its duties under this Participation Agreement or as licensee of any Generating Unit or other Generating/Terminated Unit. All Termination Work, other than planning or work associated with securing required regulatory approvals or authorizations for such work, conducted by such Termination Agent at the Nuclear Plant Site prior to the OA Discharge Date for such unit shall be conducted under the direction of the Operating Agent.

“8A.5.6 Prior to the OA Discharge Date of the last Generating/Terminated Unit to be terminated, the Operating Agent shall have the exclusive responsibility for the disposition of Nuclear Fuel acquired for or used in any Generating Unit. Thereafter, the Termination Agent for such unit shall have the exclusive responsibility for the disposition of any Nuclear Fuel not disposed of prior to such OA Discharge Date.

“8A.5.7 On or about the OA Discharge Date for each Generating/Terminated Unit, the Operating Agent shall assign to the Termination Agent for such Generating/Terminated Unit any outstanding contract which (i) such Termination Agent shall request be assigned and (ii) the Operating Agent shall determine in its sole discretion is not required or useful in the operation or maintenance of any Generating Unit or any other Generating/Terminated Unit for which the Operating Agent is the operating licensee. Any such assignment shall not become effective until such OA Discharge Date. With respect to any such contract which requires the consent to the assignment of other contracting parties, the Operating Agent shall use its best efforts to obtain such consents prior to any assignment thereof.

“8A.5.8 Unless otherwise directed by the Administrative Committee, the Operating Agent, in order to develop the level of funding for each Participant as provided in Section 8A.7.2.3 hereof, shall procure from a qualified independent consultant, approved by the Administrative Committee pursuant to Section 8A.1.10 hereof, once every three years an estimate in then current year dollars of the Termination Costs for each Generating Unit. Unless otherwise directed by the Administrative Committee, such estimate shall be based upon the prompt removal/dismantling of each Generating/Terminated Unit and restoration of the Nuclear Plant Site to approximately original condition. Unless otherwise directed by the Administrative Committee, the estimate shall be based on a site specific decommissioning study (versus a generic cost estimate) and shall be based on the assumptions that (i) all radioactive structures, facilities and equipment shall be decontaminated or removed and disposed of as required by applicable law, (ii) all radioactive wastes, fluids or materials which have activities above accepted unrestricted activity levels shall be disposed of as required by applicable law, (iii) all structures, facilities and equipment shall be safely removed from the Nuclear Plant Site, (iv) the Nuclear Plant Site will be restored to an approximately pre-construction (original) condition, (v) the structures, facilities, equipment and materials to be disposed of shall have no salvage value, and (vi) such other circumstances, factors and conditions as the independent consultant shall deem to be prudent and reasonable to assume. The development of estimates as provided in this Section 8A.5.8 on the basis of the foregoing or any other assumptions is intended to be used solely for establishing the level of funding which the Participants are required to provide pursuant to Section 8A.7.2.3 and is not intended to create any obligation or commitment to perform or conduct Termination Work in compliance with such assumptions.

“8A.5.9 Within 30 days after the receipt of each estimate of Termination Costs procured pursuant to Section 8A.5.8 hereof, the Operating Agent shall send a copy thereof to each Participant, together with a report setting forth for each Participant (i) its share of such estimate which it is required to fund pursuant to Section 8A.7.2.3 hereof, (ii) the amount of such share which remains to be funded based upon the most recent annual report which such Participant shall have furnished to the Termination Funding Committee and the Operating Agent pursuant to Section 8A.7.2.4 hereof and (iii) such other information as the Administrative Committee, the Engineering and Operating Committee, the Termination Funding Committee or the Auditing Committee may request.

“8A.5.10 The Operating Agent shall prepare and file with the NRC all reports respecting the Decommissioning of each Generating Unit required to be filed at any time prior to the filing of an application to the NRC for authority to surrender the license for such unit.

“8A.5.11 Until the Unit Termination Date of the last Generating/Terminated Unit to be permanently removed from service pursuant to Section 8A.1.3, the Operating Agent shall perform all work required (i) to operate and maintain such unit and the common facilities that the Operating Agent determines shall remain in service for the operation or maintenance of any Generating Unit or other Generating/Terminated Unit and (ii) to disconnect and isolate any common facilities associated with any Generating/Terminated Unit that are to be permanently removed from service.

“8A.5.12 The Operating Agent shall cooperate with the Termination Agent for each Generating/Terminated Unit in the performance of Termination Work for such unit and shall provide to such Termination Agent such recommendations and comments as the Operating Agent deems appropriate in the development of (i) the Recommended Termination Plan for such unit to be prepared by such Termination Agent pursuant to Section 8A.6.2 hereof and (ii) any changes which may be proposed to be made to the Termination Plan for such unit.

“8A.5.13 The Operating Agent shall provide to the Administrative Committee such recommendations and comments as may be appropriate with respect to (i) the Recommended Termination Plan for each Generating/Terminated Unit submitted to the Administrative Committee by the Termination Agent for such unit and (ii) any changes which may be proposed to be made to the Termination Plan for such unit.

“8A.5.14 The Operating Agent shall perform such other duties, responsibilities and obligations in respect of any Generating/Terminated Unit which may be assigned to it by the Administrative Committee.

“8A.5.15 All work performed by the Operating Agent pursuant to this Section 8A.5, excluding Section 8A.5.14, shall be deemed to be Operating Work, and the costs therefor shall be shared, funded and budgeted in the same manner as the costs for all other Operating Work. Work undertaken pursuant to Section 8A.5.14 shall be deemed to be either Operating Work or Termination Work as the Administrative Committee shall determine, and the costs therefor shall be shared, funded and budgeted in the same manner as the costs for all other Operating Work or Termination Work as the case may be.

“8A.5.16 The Operating Agent shall cooperate with the Participants in connection with the preparation of regulatory filings addressing Decommissioning and Termination Costs.

“8A.6	Responsibilities of the Termination Agent

“8A.6.1 The Termination Agent for each Generating/Terminated Unit shall be the entity designated by the Administrative Committee pursuant to Section 8A.1 hereof. The Participants hereby appoint such Termination Agent as their agent, and the Termination Agent shall undertake as their agent to perform Termination Work for such unit and to carry out the duties and responsibilities as (i) hereinafter set forth, (ii) set forth in the Termination Plan for such unit or (iii) may be delegated to it by the Administrative Committee pursuant to Section 8A.1 hereof.

“8A.6.2 The Termination Agent for each Generating/Terminated Unit shall develop, submit and recommend to the Administrative Committee a Recommended Termination Plan for such unit. Such plan shall be developed and submitted in a timely manner to permit compliance with the requirements of the NRC and any other regulatory authority which shall have jurisdiction with respect to the performance of the Termination Work for such unit or any elements thereof. In developing such Recommended Termination Plan the Termination Agent shall consult with the Engineering and Operating Committee, Auditing Committee, Termination

Funding Committee and the Operating Agent as set forth in Sections 8A.2.3, 8A.3.2, 8A.4.2 and 8A.5.12 hereof, respectively, and incorporate or otherwise resolve their respective recommendations or comments respecting such plan. Unless the Administrative Committee shall otherwise direct, such Recommended Termination Plan shall include the following elements:

“8A.6.2.1 With respect to the Termination Work to be undertaken for such unit, (i) a definition and description of the scope of such work, (ii) a milestone schedule for the performance and completion of such work, (iii) an estimate of the costs for such work, (iv) a forecast of cash requirements for such work, (v) a description of the schedule and cost control systems to be utilized in the management of such work, and (vi) a description of the quality assurance program to be applied to such work.

“8A.6.2.2 A description of the Termination Agent’s organization and the resources required to perform and complete the Termination Work.

“8A.6.2.3 The procurement policies and practices to be followed in procuring any Materials and Supplies, equipment or services required or useful in the performance of the Termination Work.

“8A.6.2.4 A description of any discrete portions of the Termination Work to be performed by third parties under contracts with the Termination Agent, including policies and procedures to be used in soliciting and evaluating proposals and awarding contracts for such discrete portions.

“8A.6.2.5 The procedures developed by the Auditing Committee pursuant to Section 8A.3.4 hereof.

“8A.6.2.6 A description of the records management system(s) to be used.

“8A.6.2.7 Identification of property expected to have salvage value and a description of the policies and practices to be adopted to realize the maximum salvage value for such property.

“8A.6.2.8 Provisions to be made for the disposition of common facilities not required or useful in the operation or maintenance of any Generating Unit or Generating/Terminated Unit or in the conduct of any Termination Work.

“8A.6.2.9 Policies and procedures to be utilized in the disposition of any ANPP property as part of the Termination Work.

“8A.6.2.10 A description and evaluation of reasonable and practical alternatives for the performance of Termination Work.

“8A.6.2.11 Identification of regulatory authorizations, permits, licenses or approvals which must be obtained under applicable laws to perform and complete the Termination Work.

“8A.6.2.12 A description of the Termination Insurance to be procured and maintained.

“8A.6.2.13 Such other matters as may be required by the NRC or any other regulatory authority which shall have jurisdiction with respect to the performance of the Termination Work or any elements thereof.

“8A.6.2.14 Any other elements which the Administrative Committee may require.

“8A.6.3 The Termination Agent for each Generating/Terminated Unit shall:

“8A.6.3.1 Administer, enforce and perform the Termination Work for such unit so as to comply with the Termination Plan for such unit and the Project Agreements in a manner consistent with generally accepted practices in the electric utility industry recognizing that such practices may be affected by unique characteristics of ANPP, the rights and obligations of the Participants under the Project Agreements and other special circumstances affecting the Termination Work for such unit.

“8A.6.3.2 Subject to the provisions of the Termination Plan and the Project Agreements, furnish from its own resources or contract for and obtain from any other sources, including any Participant, the services and studies necessary for performance of Termination Work for such unit.

“8A.6.3.3 Execute, administer, perform and enforce contracts authorized pursuant to the Termination Plan for such unit including warranties and other remedies provided therein, in the name of such Termination Agent, acting as agent for all of the Participants, for Termination Work for such unit.

“8A.6.3.4 Keep the Participants fully and promptly informed of any known default of the Project Agreements and submit to the Participants any recommendations for amendments of the Project Agreements.

“8A.6.3.5 Prepare recommendations covering the matters which are to be reviewed and acted upon by the Administrative Committee pursuant to Section 8A.1 hereof, by the Engineering and Operating Committee pursuant to Section 8A.2 hereof, by the Auditing Committee pursuant to Section 8A.3 hereof, by the Termination Funding Committee pursuant to Section 8A.4 hereof or by the Operating Agent pursuant to Section 8A.5 hereof.

“8A.6.3.6 Carry out and follow the practices and procedures and directions which have been incorporated in the Termination Plan for such unit or have been approved and issued by the Administrative Committee, the Engineering and Operating Committee, the Termination Funding Committee or the Auditing Committee pursuant to Section 8A hereof or any other Project Agreement.

“8A.6.3.7 Consistent with the criteria and guidelines approved by the Administrative Committee pursuant to Section 6.2.12 hereof, sell, transfer and convey or otherwise dispose of for and on behalf of all Participants to any entity, including without limitation the Operating Agent, the Termination Agent or any Participant, ANPP property, including any and all equipment or material acquired for use in the performance of Termination Work for such unit, to the extent required or contemplated by, and in a manner that complies with the Termination Plan for such unit or as otherwise directed by the Administrative Committee; provided that prior to the effective date of any such sale, transfer or conveyance the Operating Agent shall have determined that such equipment or material is no longer used or useful for ANPP. Such property shall be sold, transferred or conveyed or otherwise disposed of only on an “as is” basis without any representation or warranty as to quality, condition or fitness for any purpose unless the Administrative Committee shall otherwise authorize and direct. The net proceeds, if any, received from any such sale, transfer, conveyance or other disposal of such equipment or material (after deduction of all costs associated with such sale, transfer, conveyance or other disposal, including without limitation the costs of removal, preparation and delivery of such equipment and material for sale, transfer, conveyance or other disposal) shall be allocated to the Participants in proportion to their respective Generation Entitlement Shares in such unit and such allocation shall be credited or distributed only to the Participants who are not in default of any obligation under any Project

Agreement; such allocation of any Participant who is in default of any obligation under any Project Agreement shall not be credited or distributed to such Participant until each such default is cured, and the Termination Agent shall hold such allocation of the Participant in default as the Administrative Committee shall direct.

“8A.6.3.8 Purchase, rent or otherwise procure in accordance with procurement policies and procedures established by the Termination Plan for such unit, in the name of the Participants as tenants in common with undivided interests in accordance with their respective Generation Entitlement Shares, the equipment, apparatus, machinery, tools, Materials and Supplies necessary for the performance of Termination Work for such unit.

“8A.6.3.9 Administer, perform and enforce all other contractual obligations and arrangements respecting the

Generating/Terminated Unit, including all warranties applicable thereto, which were (i) entered into by the Operating Agent and continue beyond the OA Discharge Date of the last Generating Unit to be permanently removed from service, and (ii) assigned to and assumed by the Termination Agent.

“8A.6.3.10 Comply with (i) any and all laws applicable to the performance of Termination Work for such unit, including without limitation all applicable laws, rules and regulations relating to the public health and safety, industrial safety, protection of the environment, workers’ compensation laws, and nondiscriminatory employment practices; and (ii) the terms and conditions of any contract, permit or license relating to ANPP.

“8A.6.3.11 Receive, deposit, invest and expend the funds advanced to the Termination Agent in accordance with the Termination Plan for such unit and the policies, procedures and practices established by the Auditing Committee.

“8A.6.3.12 Keep and maintain such records of monies received and expended, obligations incurred, credits accrued, the conduct of Termination Work for such unit, and of contracts entered into in the performance of such Termination Work as may be necessary or useful in carrying out Project Agreements or required to permit an audit of such Termination Work, and make such records available for inspection by any Participant, the Auditing Committee, the NRC and any other regulatory authority which shall have jurisdiction with respect to the performance of the Termination Work.

“8A.6.3.13 Not suffer any liens to remain in effect unsatisfied against ANPP (other than the liens permitted under the Project Agreements, liens for taxes and assessments not yet delinquent,

liens for labor and material not yet perfected or undetermined charges or liens incidental to the performance of the Termination Work for such unit); provided that such Termination Agent shall not be required to pay or discharge any such lien as long as the Termination Agent in good faith· shall be contesting the same, which contest shall operate during the pendency thereof to prevent the collection or enforcement of such lien so contested.

“8A.6.3.14 Arrange for the placement and maintenance of Termination Insurance as provided in Section 8A.8.4 hereof.

“8A.6.3.15 Assist any insurer in the investigation, adjustment and settlement of any loss or claim covered by Termination Insurance.

“8A.6.3.16 Present and prosecute claims against insurers and indemnitors providing Termination Insurance or indemnities in respect of any loss of or damage to any property of ANPP or liability of any Participant to third parties covered by any indemnity agreement, and to the extent that any such loss, damage or liability is not covered by Termination Insurance or by any indemnity agreement, present and prosecute claims therefor against any parties who may be liable therefor. In the event the cost of repair, replacement or correction of such loss or damage arising out of a single incident or event exceeds $250,000, such Termination Agent shall not make any settlement of any claims in respect thereof without the consent and approval of the Administrative Committee.

“8A.6.3.17 Subject to the provisions of Section 21 hereof and except as otherwise provided in the Termination Plan for such unit or directed by the Administrative Committee or as hereinafter provided in this Section 8A.6.3.17, investigate, adjust, defend and settle claims against any or all

Participants or the Termination Agent arising out of or attributable to Termination Work for such unit, or the past or future performance or nonperformance of the obligations and duties of any Participant or the Termination Agent related to such Termination Work for such unit under or pursuant to this Participation Agreement, including but not limited to any claim resulting from death or injury to persons or damage to property, when said claims are not covered by valid and collectible Termination Insurance carried by any Participant, and whenever and to the extent reasonable present and prosecute claims against any third party, including insurers, for any costs, losses and damages incurred in connection with said claims. The approval of the Administrative Committee shall be obtained by such Termination Agent before any said claim or combination of said claims against any or all Participants or such Termination Agent arising out of the same transaction or incident is settled for more than $250,000 unless the entire amount of the settlement in excess of $250,000 is recoverable from an insurer providing Termination Insurance.

“8A.6.3.l8 Keep the Participants fully and promptly advised of material changes in conditions or other material developments affecting the performance of Termination Work for such unit and furnish the Participants with copies of any notices given or received pursuant to the Project Agreements.

“8A.6.3.l9 Provide the Administrative, Engineering and Operating, Termination Funding and Auditing Committees with written statistical and administrative reports, accounting records, written budgets and such other information and records relating to Termination Work for such unit which any of such committees shall request.

“8A.6.3.20 Determine, in accordance with policies, criteria and procedures established by the Engineering and Operating Committee pursuant to Section 8A.2.5.5 hereof, and keep the system dispatcher of each Participant advised of, Termination Power and Energy to be provided by such Participant pursuant to Section 5.8 hereof.

“8A.6.3.21 Upon the request of any Participant, provide such Participant, in reasonable quantity without direct charge therefor, a copy or copies of any report, record, list, budget, manual, accounting or billing summary, classification of accounts or other documents or revisions of any of the aforesaid items, all as prepared in accordance with this Participation Agreement.

“8A. 6.3.22 Establish and implement a quality assurance program to be followed in the performance of Termination Work for such unit, which shall, at a minimum, fully meet the requirements of the NRC.

“8A.6.3.23 Take custody of and maintain a suitable recovery system for all records received from the Operating Agent and provide any Participant access to such records as may be reasonably requested.

“8A.6.4 The Termination Agent for each Generating/Terminated Unit shall be responsible for (A) preparing and filing the preliminary decommissioning plan and any other reports, notices or documents required to be filed by the NRC or any other regulatory authority or other applicable law which have not been previously prepared and filed by the Operating Agent, and (B) preparing, filing and prosecuting the application to the NRC for the transfer of the NRC license then in effect for such unit from the Operating Agent to the Termination Agent and for the surrender of such license and for obtaining and continuing in effect all licenses, permits and authorizations required by applicable law to (i) perform Termination Work for such unit, (ii) release any effluents and (iii) store, ship or dispose of Nuclear Fuel not disposed of by the Operating Agent and any radioactive or nonradioactive wastes Such Termination Agent shall furnish each Participant with copies of all documents submitted and all licenses, permits and authorizations received and shall otherwise keep each participant informed of the status of all licenses, permits and authorizations in effect and any pending or proposed applications therefore or for changes thereto. Each Participant shall cooperate with such Termination Agent in the preparation, submission and execution of such information, records, statements or other material required to surrender such NRC license or to obtain and continue in effect any such licenses, permits or authorizations and any changes thereto.

“8A.6.5 A representative of the Termination Agent for any Generating/Terminated Unit who is not a Participant shall attend meetings of the Administrative Committee, the Engineering and Operating Committee, the Termination Funding Committee and the Auditing Committee and provide information to such committees as the respective chairmen thereof may request, but shall have no right to vote on any matter pending before any of such committees.

“8A.6.6 The Termination Agent for each Generating/Terminated Unit shall cooperate with the Operating Agent in the conduct of the Termination Work for such unit and shall not permit such Termination Work to interfere with any Operating Work conducted by the Operating Agent.

“8A.6.7 The Termination Agent for each Generating/Terminated Unit shall cooperate with the Participants in connection with the preparation of filings with any regulatory or taxing authority concerning Decommissioning, Termination Costs or Termination Work.

“8A.7.     Responsibilites of Participants

“8A.7.1 In addition to those duties, responsibilities and obligations imposed upon the Participants by other provisions of this Participation Agreement, the Participants shall have the following duties, responsibilities and obligations in respect of the permanent termination of operation and removal from service of each Generating Unit and the Termination Work associated therewith.

“8A.7.2     Each Participant has the duty, responsibility and obligation to:

“8A.7.2.1 Pay its share, equal to its Generation Entitlement Share, of all Termination Costs for each Generating/ Terminated Unit and all liabilities and obligations associated with or at any time arising from or in connection with the Termination Work for such unit.

“8A.7.2.2 Establish, not later than June 15, 1990, and maintain Termination Fund(s) for the accumulation of funds over a period not in excess of the remaining term of the operating license for each Generating Unit and the period thereafter until completion of the Termination Work for such unit in the amount or amounts, singly if only one such fund is established and maintained or collectively if more than one such fund is established and maintained, that meet the regulatory requirements of the NRC and the requirements of this Participation Agreement. Such Participant shall designate the Generating Unit or Units for which each of its Termination Fund(s) is established and maintained. Each such Termination Fund shall be held by an Independent Trustee in trust for the following purposes and no others: (i)

the payment of the costs of managing and investing such Termination Fund(s), administering the trust(s) in which Termination Fund(s) are held, including without limitation legal, accounting, actuarial and trustee expenses, and taxes, if any, levied upon such Termination Fund(s) or any investment income derived therefrom; (ii) the payment of such Participant's share, determined pursuant to Sections 8A.7.2.1 and 23.5.1 hereof, of the Termination Costs of the Generating Units designated by such Participant; and (iii) any payment to such Participant as may be permitted by Section 8A.7.2.8 or 35.7.1.2 hereof.

“8A.7.2.3 Make deposits at least annually (unless such annual deposits have been prepaid) and maintain accumulations in its Termination Fund(s) in amounts which, together with future deposits and estimated net earnings on accumulations in such fund(s), will be sufficient to pay its pro rata share of the greater of (i) the latest estimate of the Termination Costs for each Generating Unit as determined pursuant to Section 8A.5.8 hereof or (ii) the minimum amount(s) required by the NRC. Such pro rata share of each Participant shall be equal to the sum of (A) its Generation Entitlement Share and (B) its share of the Generation Entitlement Share of a defaulting Participant as determined pursuant to Section 23.5.1 hereof.

“8A.7.2.4 Each Participant shall provide annual funding status reports of its Termination Fund(s) for each Generating Unit in accordance with the form, content and schedule established pursuant to Section 8A.4.4 hereof to the Termination Funding Committee and the Operating Agent. In addition to such annual funding status reports, on the written request of any member of the Administrative Committee made to all other members of such committee for reasonable cause (e.g., changes in market conditions that could significantly affect the value of the Termination Fund(s) of one or more of the Participants) each Participant shall provide special funding status reports in the same form and content as annual funding status reports to the Termination Funding Committee and the Operating Agent; provided that special funding status reports shall not be required more frequently than once in any calendar quarter. Concurrently with the submittal of each such annual and special funding status report, each Participant shall provide each other Participant with a certificate, in the form established by the Termination Funding Committee pursuant to Section 8A.4.4 and signed by an officer of such Participant, to the effect that the trust agreement(s) and/or all other instruments establishing or affecting its Termination Fund(s) comply with Section 8A.7.2.2 hereof and all other provisions of this Participation Agreement. Concurrently, with the first annual report submitted by each Participant and the first annual report submitted by such Participant after any amended or new trust agreement(s) become effective, such Participant shall furnish each other Participant a letter of opinion of counsel with respect to the matters set forth in Section 8A.7.2.2 hereof and to the effect that such trust agreement(s) are not inconsistent with this Participation Agreement. Such opinion may rely upon calculations provided by such Participant with respect to any determination of amounts required to be accumulated and expected future accumulations.

“8A.7.2.5 Advance funds or cause funds to be advanced to the Termination Agent of any Generating/Terminated Unit for the payment of Termination Costs for such unit in the manner provided in the Termination Plan for such unit or procedures established by the Auditing

Committee pursuant to Section 8A.3.4 hereof.

“8A.7.2.6 Provide to the Operating Agent or the Termination Agent of any Generating/Terminated Unit such certificates, documentation or other information as may be required to permit the Operating Agent or such Termination Agent to prepare and file any application with or report to the NRC or any other regulatory authority.

“8A.7.2.7 Provide its share, equal to its Generation Entitlement Share, of the Termination Power and Energy not otherwise provided pursuant to Section 5.8 hereof which is required for Termination Work for each Generating/ Terminated Unit.

“8A.7.2.8 Nothing in this Participation Agreement shall preclude any Participant from withdrawing any funds from its Termination Fund(s) in excess of the accumulation(s) it is required to maintain therein at any time by Section 8A.7.2.3 hereof or from adjusting its deposits in such fund(s) to reduce any such excess.

“8A.7.2.9 Each Participant shall cooperate with the Termination Agent and lend such assistance in the performance of Termination Work as the Termination Agent shall reasonably request and such Participant can reasonably perform upon such terms and conditions as are acceptable to such Participant and the Engineering and Operating Committee.

“8A.8     General Provisions

“8A.8.l The agreement between the Participants and the Termination Agent in respect of any Generating/Terminated Unit executed pursuant to Section 8A.l.5 or 8A.1.7 and all contracts between such Termination Agent and any third party for or in the performance of Termination Work for such unit are Project Agreements.

“8A.8.2 In the event the Termination Agent in respect of one or more Generating/Terminated Unit is a Participant, then on and after the OA Discharge Date of the last Generating Unit to be permanently removed from service, the chairman of the Administrative Committee, the Engineering and Operating Committee, the Termination Funding Committee and the Auditing Committee, respectively, shall be a representative of such Participant. In the event the Termination Agent of any Generating/Terminated Unit is not a Participant, then on and after the OA Discharge Date of the last Generating Unit to be permanently removed from service, the chairman of the Administrative Committee, the Engineering and Operating Committee, the Termination Funding Committee and the Auditing Committee, respectively, shall be the representative of a Participant of each such committee selected by a majority of the members thereof. Any chairman so selected may be removed and replaced by a majority of the members of such committee.

“8A.8.3 The provisions of Section 16 hereof shall not apply in respect of any Generating/ Terminated Unit.

“8A.8.4 Unless otherwise specified by the Administrative Committee, the Termination Agent in respect of each Generating/Terminated Unit shall procure and maintain in force, or cause to be procured and maintained in force, Termination Insurance against such risks, hazards and perils in such amounts and with such deductibles as may be required (i) by applicable laws, (ii) by the Termination Plan for such unit and (iii) as otherwise directed by the Administrative Committee.

“8A.8.5 Except as provided in Section 8A.6.4 hereof, each Participant shall be responsible for obtaining, at its own expense, its required authorizations and approvals, if any, relating to its participation in the Termination Work of each Generating/Terminated Unit and to its performance of the provisions of the Project Agreements, from Federal, state or local regulatory authorities having jurisdiction to issue such authorizations and approvals, and each Participant shall keep such Termination Agent informed of the status of its applications therefor.

“8A.8.6 Title to all equipment, apparatus, machinery, tools, Materials and Supplies purchased for the performance of Termination Work shall vest on delivery in the Participants as tenants in common with undivided interests in accordance with their respective Generation Entitlement Shares.”

5.31 Section 21 is amended by the deletion of Section 21.1 in its entirety and the substitution in lieu thereof of a new Section 21.1 which reads as follows:

“21.1 Except for any judgment debt for damage resulting from Willful Action and except to the extent any judgment debt is collectible from valid Project Insurance, and subject to the provisions of Sections 21.2, 21.4, 21.5, and 21.6 hereof, each Participant hereby extends to all other Participants, their directors, members of their governing bodies, officers and employees its covenant not to execute, levy or otherwise enforce a judgment obtained against any of them, including recording or effecting a judgment lien, for any direct, indirect or consequential loss, damage, claim, cost, charge or expense, whether or not resulting from the negligence of such Participant, its directors, members of its governing bodies, officers, employees, or any person or entity whose negligence would be imputed to such Participant from (i) Construction Work, Operating Work, the design and construction of Capital Improvements, Termination Work or the use of or ownership of ANPP or (ii) the performance or nonperformance of the obligations of a Participant under the Project Agreements, other than the obligation to pay any monies which have become due.”

5.32 Section 21 is further amended by the addition to Section 21.5 of a new Section 21.5.3 which reads as follows:

“21.5.3 The aggregate liability limit of $10,000,000 referenced in Sections 21.5.1 and 21.5.2 shall not apply to the failure or refusal, willful or otherwise, of any Participant to meet its obligations under Sections 8A.7.2.1 through 8A.7.2.3, 8A.7.2.5, 10.3, 11.2, 11.3, 12.1, 12.10 through 12.14, 13, 16, 18.3, 21.3, 21.6, 23, 24.9, and Appendices F, I and K.”

5.33 Section 23.5 is amended by the deletion of Section 23.5.1 in its entirety and the substitution in lieu thereof of a new Section 23.5.1 which reads as follows:

“23.5.1 During the period that any such suspension or any suspension pursuant to Section 8A.1.11 hereof is in effect, the nondefaulting Participants (i) shall bear all of the operation and maintenance costs, insurance costs, Termination Costs, and other expenses, including Fuel Expenses and Nuclear Fuel Expenditures, otherwise payable by the defaulting Participant under the Project Agreements, (ii) shall make Deficiency Deposits in their respective Termination Fund(s) pursuant to Section 8A.7.2.3 hereof, and (iii) shall be entitled to schedule and receive for their respective accounts the Generation Entitlement Share of the defaulting Participant of the Available Generating Capability and Net Energy Generation of all Generating Units in the ratio of their respective Generation Entitlement Shares to the total of the Generation Entitlement Shares of all non-defaulting Participants.”

5.34 Section 25 is amended by the deletion of Section 25.1 in its entirety and the substitution in lieu thereof of a new Section 25.1 which reads as follows:

“25.1 If a dispute should arise which is not resolved by the Administrative Committee or the higher authorities within the Participants’ organizations, then, pending the resolution of the dispute by arbitration or judicial proceedings, the Project Manager, Operating Agent or Termination Agent shall proceed with Construction Work, Operating Work, Capital Improvements or Termination Work in a manner consistent with the Project Agreements and generally accepted practice in the electric utility industry, and the Participants shall advance the funds required to perform such Construction Work, Operating Work, Capital Improvements or Termination Work in accordance with the applicable provisions of the Project Agreements. The resolution of any dispute involving the failure of the Administrative Committee to reach agreement upon matters involving future expenditures shall have prospective application from the date of final determination, and amounts advanced by the Participants pursuant to this Section 25 during the pendency of such dispute shall not be subject to refund except upon a final determination that the expenditures were not made in a manner consistent with the Project Agreements and generally accepted practice in the electric utility industry.”

5.35 Section 35 is amended by the deletion of Section 35.1 in its entirety and the substitution in lieu thereof of a new Section 35.1 which reads as follows:

“35.1 This Participation Agreement shall become effective on September 1, 1973, provided that it shall have been then duly executed by all of the Participants.”

5.36 Section 35 is further amended by the deletion of Section 35.7 in its entirety and the substitution in lieu thereof of a new Section 35.7 and by the addition of a new Section 35.8 which read as follows:

“35.7 This Participation Agreement shall terminate on the earlier of: (i) December 31, 2027, or (ii) the date on which all Generating Units shall have been permanently removed from service and all Termination Work in respect of all Generating/Terminated Units has been completed; provided however, that

(a) the Termination Responsibility of each Participant shall survive any termination of this Participation Agreement until such Participant has fully satisfied its Termination Responsibility;

(b) upon the termination of this Participation Agreement the Participants shall possess the Surviving Rights as defined in Section 35.7.1, and shall be subject to and obligated to fully satisfy the Surviving Obligations as defined in Section 35.7.2.;

(c) any obligations of any participant to one or more other participants under any provision of this Participation Agreement or under any other Project Agreement, including for example and without limitation any obligation arising under Sections 8A.1.11, 21.1 through 21.6, 23.3, 23.5.2 hereof and Section K.2.9 of Appendix K to this Participation Agreement, which has not been satisfied prior to any termination of this Participation

Agreement shall survive and be fully enforceable against such participant after such termination; and

(d) upon any termination of this Participation Agreement the Participants shall be obligated to convey their respective interests in the fee to the land underlying the ANPP High Voltage Switchyard to the joint owners of such switchyard as tenants in common as their respective interests may appear upon the payment by the joint owners of the switchyard to the Participants of an amount equal to the then fair market value of such land exclusive of all improvements thereon and shall grant permanent easements for transmission line rights of way to the owners of the transmission lines which may be located on the Nuclear Plant Site and are connected to the ANPP High Voltage Switchyard upon the payment(s) by said owners to the Participants of an amount equal to 90% of the then fair market value of land, exclusive of all improvements, occupied by such rights of way.

“35.7.1 The Surviving Rights of each Participant shall include:

“35.7.1.1 The rights of such Participant under any Project Agreement that shall continue to be in force and effect after the termination of this Participation Agreement;

“35.7.1.2 The rights of such Participant to the unexpended balance of any contributions or deposits made by such participant to or in any Termination Fund(s) established for the payment of Termination Costs;

“35.7.1.3 The rights of such Participant in any unexpended balance of any fund or reserve established at any time by ANPP or the Participants for the payment of any liability or obligation pursuant to any Project Agreement or any insurance policy providing

Project Insurance or any ANPP self-insured arrangement which, as of the date of the termination of this Participation Agreement (“TPA Date”), is not due or payable, is the subject of a dispute, or is indeterminate or contingent, including without limitation (i) any liability or obligation arising from any litigation instituted or claims asserted or anticipated prior to the TPA Date against ANPP, any or all Participants, the Project Manager, Operating Agent or any Termination Agent with respect to any Construction Work, Operating Work, Capital Improvements or Termination Work, (ii) any contingent liability for workers’ compensation, employers’ liability, employees’ health, retirement or other benefits, (iii) any reserve or other funds held by any insurers on the TPA Date which under the terms of any insurance policy are or may become subject to refund or otherwise payable to the Operating Agent, the Termination Agent or the Participants, including without limitation the portion of premiums paid to American Nuclear Insurers, Inc. under its Nuclear Liability Policy or Master Workers Policy that are refundable pursuant to its Industry Credit Rating Plan or Industry Retrospective Rating Plan, (iv) any reserves of Nuclear Mutual Limited, Nuclear Electric Insurance Limited or any other nuclear property insurer as may become payable to the Operating Agent, the Termination Agent or the Participants, and (v) proceeds paid or payable under any nuclear property insurance policy and held in trust or otherwise for reactor stabilization and decontamination or (vi) any liability for other claims of any nature as may be asserted subsequent to the TPA

Date against ANPP, any or all Participants, the Project Manager, Operating Agent or any Termination Agent; and

“35.7.1.4 The rights and interests of any Participant in any real, personal, tangible or intangible property or assets or rights therein of ANPP or all Participants, which is not distributed to the Participants on or before the TPA Date.

“35.7.2 The Surviving Obligations of each Participant shall include:

“35.7.2.1 The obligations of such Participant under any Project Agreement that shall continue to be in force and effect after the termination of this Participation Agreement;

“35.7.2.2 Such Participant's pro rata share, equal to its

Generation Entitlement Share, of any liability identified in Section 35.7.1.3 for which no fund or reserve is established on or prior to the TPA Date or which is in excess of any fund or reserve established on or prior to the TPA Date.

“35.8 Any Participant may assign any or all of its Surviving Rights to any party without the consent of the other Participants.”

5.37 Except as provided herein, the Participation Agreement, as amended by this Amendment No. 13, shall remain in full force and effect.

6. Execution by Counterparts:

6.1 This Amendment No. 13 may be executed in any number of counterparts, and upon execution by all Participants, each executed counterpart shall have the same force and effect as an original instrument and as if all Participants had signed the same instrument. Any signature page of this Amendment No. 13 may be detached from any counterpart of this Amendment No. 13 without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Amendment No. 13 identical in form hereto but having attached to it one or more signature pages.

7. Signature Clause:

7.1 The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 13 on behalf of the Party for whom they sign. This Amendment No. 13 is hereby executed as of the 22nd day of April, 1991.

ARIZONA PUBLIC SERVICE COMPANY

By
	Its	Executive Vice President, Nuclear

SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT

ATTEST AND COUNTERSIGN:

By
Its		Its

effect of any signatures thereon, and may be attached to another counterpart of this Amendment No. 13 identical in form hereto but having attached to it one or more signature pages.

7. Signature Clause:

7.1 The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 13 on behalf of the Party for whom they sign. This Amendment No. 13 is hereby executed as of the ___ day of _______, 19__.

ARIZONA PUBLIC SERVICE COMPANY

By
Its

SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT

ATTEST AND COUNTERSIGN:

By
Its	SECRETARY		Its	PRESIDENT

APPROVED AS TO [ILLEGIBLE] SALT RIVER PROJECT LAW DEPARTMENT
BY
				DATE	10/23/90

SOUTHERN CALIFORNIA EDISON COMPANY

By
	Its	Senior Vice President

PUBLIC SERVICE COMPANY OF NEW MEXICO

By
Its

EL PASO ELECTRIC COMPANY

By
Its

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION

ATTEST:

By
Its		Its

DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a municipal corporation in the State of California
ATTEST:
By
Its		Its

1668c

SOUTHERN CALIFORNIA EDISON COMPANY

By
Its

PUBLIC SERVICE COMPANY OF NEW MEXICO

By
	Its	Vice President

EL PASO ELECTRIC COMPANY

By
Its

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION

ATTEST:

By
Its		Its

DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a municipal corporation in the State of California
ATTEST:
By
Its		Its

1668c

SOUTHERN CALIFORNIA EDISON COMPANY

By
Its

PUBLIC SERVICE COMPANY OF NEW MEXICO

By
Its

EL PASO ELECTRIC COMPANY

By
	Its	Sr Vice President

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION

ATTEST:

By
Its		Its

DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a municipal corporation in the State of California
ATTEST:
By
Its		Its

1668c

SOUTHERN CALIFORNIA EDISON COMPANY

By
Its

PUBLIC SERVICE COMPANY OF NEW MEXICO

By
Its

EL PASO ELECTRIC COMPANY

By
Its

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION

ATTEST:
By
Its	Assistant Secretary		Its	President

DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a municipal corporation in the State of California
ATTEST:
By
Its			Its

1668c

SOUTHERN CALIFORNIA EDISON COMPANY

By
Its

PUBLIC SERVICE COMPANY OF NEW MEXICO

By
Its

EL PASO ELECTRIC COMPANY

By
Its

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION

ATTEST:
By
Its	Its

DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES.

By
Its

1668c

STATE OF ARIZONA	)
	)	SS.
County of Maricopa	)

On this 22nd day of April, 1991, before me, the, undersigned Notary Public, personally appeared William F. Conway who acknowledged himself to be the Exec. Vice President, Nuclear of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Exec. Vice President, Nuclear.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
My Commission Expires Oct. 18, 1994

STATE OF ARIZONA	)
	)	SS.
County of Maricopa	)

On this ______day of _______, 1990, before me, the undersigned Notary Public, personally appeared _________________ who acknowledged himself to be the ________________ of SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an Arizona agricultural improvement district, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such ________________.

IN WITNESS WHEREOF, 1 hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF ARIZONA	)
	)	SS.
County of Maricopa	)

On this ______ day of ______, 1990, before me, the undersigned Notary Public, personally appeared ________________ who acknowledged himself to be the _____________________ of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such ___________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF ARIZONA	)
	)	SS.
County of Maricopa	)

On this 24th day of October, 1990, before me, the undersigned Notary Public, personally appeared JOHN R. LASSEN who acknowledged himself to be the President of SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an Arizona agricultural improvement district, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such President.

IN WITNESS WHEREOF, 1 hereunto set my hand and official seal.

Notary Public

My Commission Expires:
April 29, 1991

STATE OF CALIFORNIA	)
	)	SS.
County of Los Angeles	)

On this 14 day of February, 1991, before me, the undersigned Notary Public, personally appeared Harold B. Ray who acknowledged himself to be the Sr. Vice President of SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Sr. Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:
9-24-93

STATE OF NEW MEXICO	)
	)	SS.
County of Bernalillo	)

On this ____ day of __________, 1990, before me, the undersigned Notary Public, personally appeared _______________who acknowledged himself to be the ____________________ of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such __________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF CALIFORNIA	)
	)	SS.
County of Los Angeles	)

On this ______ day of __________, 1990, before me, the undersigned Notary Public, personally appeared ___________ who acknowledged himself to be the ________________ of SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such ________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF NEW MEXICO	)
	)	SS.
County of Bernalillo	)

On this 11th day of December, 1990, before me, the undersigned Notary Public, personally appeared [ILLEGIBLE] who acknowledged himself to be the Vice President of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
2-1-91

STATE OF TEXAS	)
	)	SS.
County of El Paso	)

On this 20th day of September, 1990, before me, the undersigned Notary Public, personally appeared [ILLEGIBLE] who acknowledged himself to be the Sr. Vice President of EL PASO ELECTRIC COMPANY, a Texas corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such SR. Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
2-27-91

STATE OF CALIFORNIA	)
	)	SS.
County of Los Angeles	)

On this ____ day of ________, 1990, before me, the undersigned Notary Public, personally appeared ______________who acknowledged himself to be the ______________ of SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY (doing business in the State of Arizona as SOUTHERN CALIFORNIA POWER AUTHORITY ASSOCIATION) , a California joint powers agency, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such ____________________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF TEXAS	)
	)	SS.
County of El Paso	)

On this ____ day of _________, 1990, before me, the undersigned Notary Public, personally appeared ____________ who acknowledged himself to be the _____________ of EL PASO ELECTRIC COMPANY, a Texas corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such _______________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF CALIFORNIA	)
	)	SS.
County of Los Angeles	)

On this 3rd day of October, 1990, before me, the undersigned Notary Public, personally appeared Gale A. Drews who acknowledged himself to be the President of SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY (doing business in the State of Arizona as SOUTHERN CALIFORNIA POWER AUTHORITY ASSOCIATION), a California joint powers agency, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
9-30-92

STATE OF CALIFORNIA	)
	)	SS.
County of Los Angeles	)

On this 2nd day of October, 1990, before me, the undersigned Notary Public, personally appeared Eldon A. Cotton who acknowledged himself to be the Asst. Gen. Mgr. - Power of DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a department organized and existing under the Charter of the City of Los Angeles, a California municipal corporation, and that as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such ________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:
Nov. 18, 1992

1668c